UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

____________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

November 8, 2017

Date of Report (Date of earliest event reported)

___________________________________________________________

ACURA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

__________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120

Palatine, Illinois 60067

(Address of principal executive offices) (Zip Code)

(847) 705-7709

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This current report on Form 8-K/A (this “Amendment”) updates information originally provided under Item 5.07 in a Current Report on Form 8-K filed on November 8, 2017 (the “Original Filing”), in which Acura Pharmaceuticals, Inc. (the “Company”) reported voting results for its 2017 annual meeting of stockholders held on November 8, 2017 (the “2017 Annual Meeting”), including the voting results for both the Company’s non-binding stockholder advisory vote on the compensation of the Company’s named executive officers (the “Say-On-Pay Advisory Vote”) and the Company’s non-binding stockholder advisory vote regarding the frequency of future Say-On-Pay Advisory Votes. Except as set forth below, this Amendment does not modify or update any other disclosure contained in the Original Filing, and this Amendment should be read in conjunction with the Original Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 8, 2017, at the Company’s 2017 Annual Meeting, the Company’s stockholders voted on, among other matters, an advisory proposal on the frequency with which the Company will hold future Say-On-Pay Advisory Votes. As previously reported in the Original Filing, the stockholders recommended, on a non-binding advisory basis, that the Company hold a Say-On-Pay Advisory Vote every three years. This result was consistent with the recommendation of the Company’s Board of Directors (the “Board”). In light of that vote, the Board has decided that the Company will hold the Say-On-Pay Vote every three years, until the next stockholder vote on the frequency of the Say-On-Pay Vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens Senior Vice President & Chief Financial Officer

Date: January 19, 2018